Exhibit 4.1

JOHNSON & JOHNSON

COMPANY ORDER

Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on September 10, 2019 and February 11, 2020, the undersigned, being duly authorized, hereby approves the issuance of each of the series of Notes (as defined herein) of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture (the “Indenture”) dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990 and the Second Supplemental Indenture dated as of November 9, 2017.

TITLE OF SERIES:	0.550% Notes due 2025 (the “0.550% Notes”)
0.950% Notes due 2027 (the “0.950% Notes”)
1.300% Notes due 2030 (the “1.300% Notes”)
2.100% Notes due 2040 (the “2.100% Notes”)
2.250% Notes due 2050 (the “2.250% Notes”)
2.450% Notes due 2060 (the “2.450% Notes,” and collectively with the 0.550% Notes, 0.950% Notes, 1.300% Notes, 2.100% Notes and 2.250% Notes, the “Notes”)

PRINCIPAL AMOUNT:	$1,000,000,000 of the 0.550% Notes
$1,500,000,000 of the 0.950% Notes
$1,750,000,000 of the 1.300% Notes
$1,000,000,000 of the 2.100% Notes
$1,000,000,000 of the 2.250% Notes
$1,250,000,000 of the 2.450% Notes

INTEREST RATE:	0.550% per annum on the 0.550% Notes
0.950% per annum on the 0.950% Notes
1.300% per annum on the 1.300% Notes
2.100% per annum on the 2.100% Notes
2.250% per annum on the 2.250% Notes
2.450% per annum on the 2.450% Notes,
in each case payable semiannually on March 1 and September 1 of each year, commencing on March 1, 2021 to the holders of record at the close of business on February 15 and August 15 next preceding such interest payment dates.

MATURITY DATE:

September 1, 2025 for the 0.550% Notes, September 1, 2027 for the 0.950%

Notes, September 1, 2030 for the 1.300% Notes, September 1, 2040 for the

2.100% Notes, September 1, 2050 for the 2.250% Notes and September 1, 2060 for the 2.450% Notes.

PUBLIC OFFERING PRICE:	0.550% Notes: 99.891% of the principal amount plus accrued interest, if any, from August 25, 2020 to the date of closing.
0.950% Notes: 99.932% of the principal amount plus accrued interest, if any, from August 25, 2020 to the date of closing.
1.300% Notes: 99.972% of the principal amount plus accrued interest, if any, from August 25, 2020 to the date of closing.
2.100% Notes: 99.335% of the principal amount plus accrued interest, if any, from August 25, 2020 to the date of closing.
2.250% Notes: 99.113% of the principal amount plus accrued interest, if any, from August 25, 2020 to the date of closing.
2.450% Notes: 98.965% of the principal amount plus accrued interest, if any from August 25, 2020 to the date of closing.

PLAN OF DISTRIBUTION:	A public offering underwritten by BofA Securities, Inc.; J.P. Morgan Securities LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; NatWest Markets Securities Inc.; Siebert Williams Shank & Co. LLC; ING Financial Markets LLC; MUFG Securities Americas Inc.; RBC Capital Markets, LLC; Santander Investment Securities Inc.; UBS Securities LLC; and UniCredit Capital Markets LLC.

UNDERWRITING DISCOUNT:	0.300% of the principal amount for the 0.550% Notes
0.350% of the principal amount for the 0.950% Notes
0.400% of the principal amount for the 1.300% Notes
0.750% of the principal amount for the 2.100% Notes
0.750% of the principal amount for the 2.250% Notes
0.750% of the principal amount for the 2.450% Notes

OPTIONAL REDEMPTION:	Make-whole call as set forth in the Notes and solely with respect to the 0.550% Notes, par call within one month of the maturity date, as set forth in the terms of the Notes, solely with respect to the 0.950% Notes, par call within two months of the maturity date, as set forth in the terms of the Notes, solely with respect to 1.300% Notes, par call within three months of the maturity date, as set forth in the terms of the Notes, solely with respect to the 2.100% Notes, par call within six months of the maturity date, as set forth in the terms of the Notes, solely with respect to the 2.250% Notes, par call within six months of the maturity date, as set forth in the terms of the Notes, and solely with respect to the 2.450% Notes, par call within six months of the maturity date, as set forth in the of the Notes.

MANDATORY REDEMPTION:	None.

LISTING:	None.

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the terms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000.

EVENTS OF DEFAULT:	As set forth in the forms of the Notes and the Indenture.

CURRENCY:	Payable in U.S. dollars.

FORM OF SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York.

/s/ Michelle R. Ryan
Name:	Michelle R. Ryan
Title:	Treasurer

Effective Date: August 25, 2020

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